UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 7, 2018

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	333-217678	98-1372204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Vantage Energy Services, Inc.

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 7, 2018, Vantage Drilling International (the “Company”) held an Annual General Meeting (the “AGM”). At the AGM, the shareholders of the Company voted on the election of seven directors of the Company to hold office until the next AGM or until their respective successors are duly elected and qualified. The seven nominees of the Board of Directors of the Company were elected at the meeting. As to each nominee for director, the results of the voting were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Thomas R. Bates Jr.	4,579,512	32,637	6,515	—
Matthew W. Bonanno	4,366,857	245,292	6,515	—
Paul A. Gordon	4,612,141	8	6,515	—
Nils E. Larsen	4,610,384	1,765	6,515	—
Scott McCarty	4,366,857	245,292	6,515	—
Ihab M. Toma	4,612,141	8	6,515	—
L. Spencer Wells	4,612,141	8	6,515	—

Item 8.01.	Other Events.

As noted above, Mr. Paul Gordon was elected to the Board of Directors in connection with the AGM. Mr. Gordon is currently a Managing Director of Anchorage Capital Group, L.L.C. and has been with the firm since 2011. Mr. Gordon is the head of the firm’s U.S. Portfolio Group, which is responsible for driving operational, financial and strategy improvement in companies where Anchorage has a significant ownership stake. In addition, he is a member of the firm’s CLO Investment Committee. Prior to joining Anchorage, Mr. Gordon was a Managing Director and Portfolio Manager at S.A.C. Capital Advisors and began his investing career at Cerberus Capital Management. Mr. Gordon spent the first part of his professional career in investment banking and leveraged finance. Mr. Gordon received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. from Cornell University where he graduated magna cum laude.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2018

VANTAGE DRILLING INTERNATIONAL

/s/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary

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